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                                                                    EXHIBIT 99.7

                            PLEASE MARK
                            YOUR VOTE  [X]
                            LIKE THIS

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THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE FOLLOWING PROPOSAL

1. The Merger Agreement. Approval and adoption of the Agreement and Plan of Merger, dated October 18, 1999 among Kroger, Jobsite Holdings, Inc., and Fred Meyer and approval of the related merger, pursuant to which, subject to the terms and conditions of the merger agreement, each share of common stock of Fred Meyer, par value $.01 per share, issued and outstanding immediately prior to the merger will be converted into the right to receive one common share, par value $1.00 per share, of Kroger.

         FOR                  AGAINST                    ABSTAIN
         [ ]                  [ ]                        [ ]

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS AND WILL BE VOTED AS DIRECTED THEREIN. IF NO DIRECTION IS GIVEN, THIS PROXY WILL BE VOTED FOR THE PROPOSAL.

Signature(s)
            -------------------------------------
     Date:          1999
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THIS PROXY SHOULD BE SIGNED EXACTLY AS NAME APPEARS HEREON. Executors,
administrators, trustees and so forth, should give full title as such. If the signatory is a corporation, please sign full corporate name by a duly authorized official. If a partnership, please sign in partnership name by an authorized party. If shares are held in multiple names, at least one must sign as an authorized party.



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                            - FOLD AND DETACH HERE -

                                     [LOGO]

                         SPECIAL MEETING OF SHAREHOLDERS
                            [DAY], January [ ], 1999
                                   10:00 A.M.
                                   [LOCATION]
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PROXY

                                     [LOGO]

               THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF
                          DIRECTORS OF THE KROGER CO.


The undersigned acknowledges receipt of the Joint Proxy Statement/Prospectus of The Kroger Co. and hereby appoints Joseph A. Pichler, John T. LaMacchia and T. Ballard Morton, Jr., and each of them, as Proxies for the undersigned, each with full power of substitution, to represent the undersigned and to vote all common shares of The Kroger Co. that the undersigned is entitled to vote at the special meeting of shareholders to be held at 10:00 a.m., local time on January __, 1999, and any adjournment(s) or postponement(s) thereof, in the manner indicated on the reverse side of this card. If no other indication is made, the proxyholders will vote FOR the approval and adoption of the Agreement and Plan of Merger, dated as of October 18, 1998, among the Kroger, Jobsite Holdings, Inc., a Delaware corporation and wholly-owned subsidiary of Kroger, and Fred Meyer, Inc., and approval of the related merger, pursuant to which, subject to the terms and conditions of the merger agreement, each share of common stock of Fred Meyer, par value $.01 per share, issued and outstanding immediately prior to the merger will be converted into the right to receive one common share, par value $1.00 per share, of Kroger.

                     (PLEASE DATE AND SIGN ON REVERSE SIDE)


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                            - FOLD AND DETACH HERE -


                                     [LOGO]

                         SPECIAL MEETING OF SHAREHOLDERS
                            [DAY], January [ ], 1999
                                   10:00 A.M.
                                   [LOCATION]